UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 16, 2014

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-53404	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 South Loop, Suite 180, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(832) 971-6616

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 16, 2014, Bio-Path Holdings, Inc. (the “Company”) entered into a lease agreement (the “Lease Agreement”) with Pin Oak North Parcel TT, LLC for approximately 3,002 square feet of office space located at 4710 Bellaire, Bellaire, Harris County, Texas 77401, having a term of sixty (60) months (the “Term”) beginning on August 1, 2014. The Lease Agreement provides for, among other things, base rent during the Term in the amounts set forth in the table below, subject to certain adjustments:

Lease Months	Annual Base Rent
1-12	$6,504.33
13-24	$6,699.46
25-36	$6,899.60
37-48	$7,107.24
49-60	$7,319.88

The foregoing description of the terms of the Lease Agreement does not purport to be complete and is qualified in its entirety by the full text of the Lease Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Lease Agreement dated April 16, 2014 by and between the Company and Pin Oak North Parcel TT, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: April 18, 2014	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Lease Agreement dated April 16, 2014 by and between the Company and Pin Oak North Parcel TT, LLC